Exhibit 99.1
News Release	FOR IMMEDIATE RELEASE

T Acquisition, Inc. to Acquire T Bancshares, Inc.
DALLAS, Texas, November 10, 2016 (PR Newswire) -- T Acquisition, Inc. (T Acquisition), and T Bancshares, Inc. (T Bancshares) (OTC Pink: TBNC), the parent holding company of Dallas-based T Bank, N.A. (T Bank), a national banking association, jointly announced today the signing of a definitive agreement for T Acquisition to acquire T Bancshares by means of a merger (Merger).  Pursuant to the merger agreement, a subsidiary of T Acquisition will merge with and into T Bancshares with T Bancshares as the surviving company.  T Bancshares will retain its name and T Bank will continue to operate under its same name as the sole operating subsidiary of T Bancshares.  The current management team of T Bancshares and T Bank will remain in place and will continue to be led by Patrick Howard, who will continue to serve as President, Chief Executive Officer and Director of T Bancshares and T Bank.  There are no anticipated changes in the business plan of T Bank following the completion of the Merger.
Pursuant to the terms of the merger agreement, each outstanding share of T Bancshares common stock will be converted into the right to receive an amount in cash consisting of two payments that, based on T Bancshares' Adjusted Equity (as defined by the merger agreement), would have totaled approximately $10.00 per share at September 30, 2016. A special dividend will be paid by the Company immediately prior to closing in an amount by which T Bancshares' Adjusted Equity exceeds $20,000,000.  Based on T Bancshares' shareholders' equity as of September 30, 2016, the special dividend would have equaled approximately $1.97 per share. The special dividend will increase (or decrease) based on T Bancshares' net income (or net losses) from September 30, 2016 to a date just prior to closing.  In addition to the special dividend, T Bancshares' shareholders will be entitled to receive from T Acquisition approximately $8.03 per share, subject to adjustment.
The Merger is expected to close in the first quarter of 2017, pending regulatory approvals, the approval of T Bancshares' shareholders and the satisfaction or waiver of other customary closing conditions, although delays may occur.  The Merger has been unanimously approved by each company's board of directors.
Mr. Howard stated, "We are very proud of the franchise that we have built.   We have had strong leadership from our board and we are pleased to continue with our team of dedicated and professional employees executing the business plan that has worked so successfully.  Significantly, T Acquisition understands our business model and represents an ideal partner for us to continue to grow our franchise.  We anticipate that this transaction will be virtually seamless to our customers, who will continue to receive the same level of outstanding service without interruption."
Dan Basso, Chairman of the Board of T Bancshares added, "The Board of Directors of the company unanimously supports this transaction. We believe it is in the best interests of our shareholders and represents the natural evolution and progression of the company we have built over the last 12 years. Importantly, we have structured this transaction so that the earnings of the bank will flow through to our shareholders to a date just prior to closing."
Darrell Cain, founder of Cain Watters & Associates, LLC and T Acquisition, Inc., said:  "My partners at Cain Watters and I are extremely excited about our continued relationship with T Bank and its superior management team, led by Pat Howard.  We know and trust the team.  Our mutual dental clients have benefitted from our relationship with T Bank through T Bank's dental practice lending platform and serving as trustee on $1.1 billion of trust assets of our mutual clients.  We look forward to continuing to support Pat and his team in executing their existing business plan and, most importantly, providing continuity and good stewardship of our mutual clients well into the future."
A. Haag Sherman, Chairman of T Acquisition, added:  "I have had the great privilege of getting to know Pat and his team.  They are exceptional, both professionally and personally.  I am honored to have the opportunity to work with them."
T Acquisition was advised in this transaction by Norton Rose Fulbright US, LLP as legal counsel.  T Bancshares was advised in this transaction by Commerce Street Capital, LLC and The Bank Advisory Group, LLC as financial advisors, and Hunton and Williams, LLP as legal counsel.

About T Bancshares
T Bancshares had, on a consolidated basis, approximately $206.9 million in assets, $162.5 million in total loans, $169.5 million in deposits and total equity of $28.7 million as of June 30, 2016. Chartered in 2004, T Bank is a full-service commercial bank offering a broad range of commercial and consumer banking services. T Bank's principal banking markets include Dallas, Tarrant, Denton, Collin and Rockwall counties; however, T Bank also serves certain niche markets on a national scale, including providing loans and trust services to dentists and small business lending under its Small Business Administration lending program.
About T Acquisition
T Acquisition is a Texas based corporation that was formed by A. Haag Sherman, the Chief Executive Officer of Tectonic Holdings, LLC, and the partners of Cain Watters & Associates, P.L.L.C. for the purpose of acquiring and operating T Bancshares.

Media Contact:

A. Haag Sherman
hsherman@tectonicadvisors.com
713-250-4210

Patrick Howard
phoward@tbank.com
972-720-9000

Forward Looking Statements
This press release contains statements regarding the proposed Merger between T Bancshares and T Acquisition, the expected timetable for completing the Merger, future financial and operating results, benefits and synergies of the proposed Merger and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of T Bancshares and T Acquisition. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of T Bancshares, T Acquisition, Tectonic and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes," "estimates," "anticipates," "targets," "goals," "projects," "intends," "plans," "indicates," "seeks," and variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed Merger is subject to regulatory approval, the approval of the shareholders of T Bancshares, and other customary closing conditions.  There is no assurance that such conditions will be met or that the proposed Merger will be consummated within expected time frame, or at all.  If the Merger is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: failure to obtain shareholder or regulatory approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe; delays in closing the Merger; higher than anticipated Merger costs; deposit attrition, operating costs, customer loss and business disruption following the Merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the Merger may not be obtained on the proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined corporation's loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions), which would negatively affect the combined corporation's business and operating results.  For a more complete list and description of such risks and uncertainties, refer to T Bancshares' Form 10-K for the year ended December 31, 2015, as well as other filings made by T Bancshares with the Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, T Bancshares disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information
In connection with the proposed merger, T Bancshares will file a proxy statement to be sent to each of its shareholders, and T Bancshares may file other relevant documents concerning the merger with the Securities and Exchange Commission (the "SEC"). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about T Bancshares, at the SEC's website (http://www.sec.gov). Shareholders will also be able to obtain these documents, free of charge, by accessing T Bancshares's website (http://www.tbank.com) under the tab "About US," and then under the heading "Investor Relations."
Participants in Solicitation
T Bancshares and its directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of T Bancshares in connection with the merger. Information about the directors and executive officers of T Bancshares is set forth in the proxy statement for T Bancshares's 2016 annual meeting of shareholders, as filed with the SEC on April 29, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the merger when it becomes available. Shareholders may obtain free copies of these documents as described above.